Exhibit 99.1

  Teletouch Securities to Be Quoted on the Pink Sheets under New Stock Symbol:
                                    TLLE.PK

    FORT WORTH, Texas--(BUSINESS WIRE)--Jan. 17, 2007--Teletouch Communications, Inc. today announced that following the delisting determination by the AMEX Panel, the Company's securities will now be quoted on the Pink Sheets electronic exchange under the symbol TLLE.PK beginning on Wednesday, January 17, 2007. The Panel rendered its determination following the January 4, 2007 hearing with the Company's management and presentation of its plan of compliance with the previously disclosed continued listing deficiencies.

    About Teletouch

    For over 40 years, Teletouch has offered a comprehensive suite of telecommunications products and services, including cellular, two-way radio communications, GPS-telemetry and wireless messaging services throughout the United States. Teletouch's wholly owned subsidiary, Progressive Concepts, Inc., is a leading U.S. provider of wireless cellular voice, data, and entertainment products and branded wireless services to individuals, businesses, and government agencies. PCI provides these products and services through its chain of retail stores (under the "Hawk Electronics" brand), Hawk-branded agents, a direct sales force in Texas and Arkansas, and through the Internet (www.hawkelectronics.com). PCI also operates a significant national wholesale distribution business serving smaller cellular and automotive retailers, car dealers and cellular service providers throughout the country. Additional information about Teletouch can be found at: www.teletouch.com.

    All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements may address the Company's expected future business or financial performance, and future reporting of historic operating results the accounting for which has not been completed. Forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption "Additional Factors That May Affect Our Business" in the Company's most recent Form 10-K and 10-Q filings, and amendments thereto. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

    CONTACT: Teletouch Communications, Inc.
             Investor Relations
             Amy Gossett, 800-232-3888
             investors@teletouch.com